EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
TiVo Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-171031, 333-146156, 333-113719, 333-112836, 333-106731, 333-103002, 333-100894, 333-92028, and 333-69530) and Form S-8 (Nos. 333-198518, 333-183693, 333-183692, 333-176774, 333-169292, 333-163618, 333-153179, 333-153178, 333-146998, 333-135754, 333-112838, 333-106251, 333-101045, 333-69512, and 333-94629) of TiVo Inc. on our report dated March 23, 2016, with respect to the consolidated balance sheets of TiVo Inc. and subsidiaries as of January 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ equity, cash flows, and comprehensive income (loss) for each of the years in the three-year period ended January 31, 2016, and the effectiveness of internal control over financial reporting as of January 31, 2016, which report appears in the January 31, 2016 annual report on Form 10-K of TiVo Inc.
Our report refers to a change in the presentation of deferred income taxes.

(signed) KPMG LLP
Santa Clara, California
March 23, 2016